International Eco Endeavors Corp.
Condensed Consolidated Interim Financial Statements
(Unaudited)

As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013

(All amounts are expressed in Canadian dollars unless otherwise specified)

International Eco Endeavors Corp.

Condensed Consolidated Interim Statements of Financial Position
(Unaudited)
(Expressed in Canadian Dollars)

	December 31 2013 (Unaudited)	March 31 2013 (Audited)

Assets:
Current Assets:
Cash	$28,852	$22,640
Accounts receivable	125,482	91,087
Prepaid expenses (Note 4)	112,120	11,222
Total Current Assets	266,454	124,949

Property, plant and equipment (Note 7)	882,527	1,072,491
Total Assets	$1,148,981	$1,197,440

Liabilities and Deficiency
Current Liabilities
Accounts payable and accrued liabilities (Note 8)	$152,081	$226,863
Royalty payments payable (Note 9)	71,375	50,153
Loans payable (Note 8)	567,058	159,864
Interest payable	281,953	132,511
Total Current Liabilities	1,072,467	569,391

Long-term debt (Note 5)	1,789,687	1,547,228
Total Liabilities	2,862,154	2,116,619

Deficiency:
Share capital (Note 6)	741,017	741,017
Accumulated other comprehensive loss	(51,936)	(265,385)
Deficit	(2,402,254)	(1,394,811)
Total Deficiency	(1,713,173)	(919,179)

Total Liabilities and Deficiency	$1,148,981	$1,197,440

See accompanying notes to the condensed interim consolidated financial statements.

These consolidated interim financial statements are authorized for issue by the Board of Directors on February 24, 2014.

These condensed consolidated interim financial statements are signed on the Company’s behalf by:

“Rob Abenante”	“Marco Parente”
President and CEO	CFO

International Eco Endeavors Corp.
Condensed Consolidated Interim Statement of Comprehensive Loss
(Unaudited)
(Expressed in Canadian Dollars)

	9 Months Ended December 31 2013	9 Month Ended December 31 2012

Revenue	$707,420	$764,160
Royalties	(21,223)	-
Net Revenue	686,197	764,160

Cost of Sales
Cost of raw materials	785,949	227,117
Direct labour	46,933	292,007
Amortization	192,450	64,890
Other	21,773	69,642
	1,047,105	653,656

Gross margin	(360,908)	110,503

Operating Expenses
Consulting and professional fees	17,245	391,100
Legal fees	-	15,532
Interest expense	149,441	-
Office and administration	93,538	116,162
Disposal Costs	347,877	-
Travel	26,537	38,069
Salaries and benefits	10,322	-
Shares issued for services	-	50,000
Website development	1,575	3,711
Total Operating Expenses	646,535	614,574

Net Loss For the Period	1,007,443	504,071

Other Comprehensive Income
Unrealized gain on translation of foreign operations	213,449	-

Comprehensive Loss for the Period	$793,994	$504,071

Net Loss Per Common Share	(0.05)	(0.03)

Weighted Average Number of Shares Outstanding – Basic and diluted (Note 6)	15,982,062	15,700,281

See accompanying notes to the condensed consolidated interim financial statements.

International Eco Endeavors Corp.
Condensed Consolidated Interim of Changes in (Deficiency) Equity
(Unaudited)
(Expressed in Canadian Dollars)

	Number of hares	Share Capital	Accumulated Other Comprehensive Loss	Deficit	Total Equity (Deficiency)

March 31, 2012	13,240,000	$653,000	$-	$(491,957)	$161,043

Issuance of common shares	152,062	38,017	-	-	38,017
Share-based compensation	2,500,000	50,000	-	-	50,000
Comprehensive loss	-	-	(265,385)	(902,854)	(1,168,239)

March 31, 2013	15,892,062	741,017	(265,385)	(1,394,811)	(919,179)

Comprehensive income (loss)	-	-	213,449	(1,007,443)	(793,994)

December 31, 2013	15,892,062	$741,017	$(51,936)	$(2,402,254)	$(1,713,173)

See accompanying notes to the condensed consolidated interim financial statements.

International Eco Endeavors Corp.
Condensed Consolidated Interim Statement of Cash Flows
(Unaudited)
(Expressed in Canadian Dollars)

	9 Months Ended December 31 2013	Year Ended March 31 2013

Operating Activities
Net loss for the period	$(1,007,443)	$(902,854)
Add items not involving cash:
Loss on disposal of equipment Amortiza`tion	15,187 192,450	245,579
Stock-based compensation	-	50,000
Unrealized foreign exchange on translation of foreign operations	213,448	(265,385)
Changes in non-cash working capital
Accounts receivable	(34,395)	(87,254)
Prepaid expenses	(100,898)	(11,222)
Accounts payable and accrued liabilities	(74,780)	(65,110)
Royalty payments payable	21,222	50,153
Loans payable	407,194	159,864
Interest payable	149,442	132,511
	(218,573)	(693,718)

Investing Activities
Acquisition of power plant	-	(894,960)
Acquisition of capital assets	(17,674)	(35,354)
Cash acquired on acquisition	-	2,934
	(17,674)	(927,380)

Financing Activities
Proceeds from long-term debt	242,459	1,547,228
Shares issued for cash net of issuance costs	-	38,017
	242,459	1,585,245

Increase (Decrease) in Cash and Cash Equivalents	6,212	(35,853)

Cash and Cash Equivalents, Beginning of Year	22,640	58,493

Cash and Cash Equivalents, End of Year	$28,852	$22,640

Supplemental disclosure with respect to cash flows (Note 10)

See accompanying notes to the condensed consolidated interim financial statements.

International Eco Endeavors Corp.
Notes to Condensed Consolidated Interim Statements
As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013
(Unaudited - Expressed in Canadian Dollars)

1.	Description of Business

International Eco Endeavors Corp. (the “Company”) was incorporated under the laws of the Province of British Columbia, Canada on April 28, 2011. The address of the Company is 600 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6. The Company is primarily engaged in sourcing, developing, and operating renewable energy projects in Europe.

2.	Basis of Preparation

(a)	Statement of Compliance

These condensed interim financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) applicable to the preparation of interim financial statements, including IAS 34, Interim Financial Reporting. The condensed interim financial statements should be read in conjunction with the annual audited financial statements for the year ended March 31, 2013, which have been prepared in accordance with IFRS as issued by the IASB.

(b)	Basis of Presentation

These financial statements have been prepared on a historical cost basis except for financial instruments that have been measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The prior period cash flow comparative information has not been prepared on a basis consistent with the most recent interim financial information, as it was impracticable to obtain the information.

(c)	Presentation and Functional Currency

The Company’s presentation and functional currency is the Canadian Dollar. The functional currency of its Hungarian subsidiary is the Hungarian Forint.

(d)	Critical Accounting Judgments and Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the period. Actual outcomes could differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimate is revised ad may affect both the period of revision and future periods.

In applying the Company's accounting policies, management has made certain judgments that may have a significant effect on the consolidated financial statements. Such judgments include the determination of the functional currencies and use of the going concern assumption.

International Eco Endeavors Corp.
Notes to Condensed Consolidated Interim Statements
As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013
(Unaudited - Expressed in Canadian Dollars)

2.	Basis of Preparation (Continued)

(d)	Critical Accounting Judgments and Estimates (Continued)

i)	Determination of functional currencies

In determining the Company's functional currency, it periodically reviews its primary and secondary indicators as stipulated under IAS 21 "The Effects of Changes in Foreign Exchange Rates" to assess the primary economic environment in which the entity operates in determining the Company's functional currencies. The Company analyzes the currency that mainly influences labor, material and other costs of providing goods or services which is often the currency in which such costs are denominated and settled. The Company also analyzes secondary indicators such as the currency in which funds from financing activities such as equity issuances are generated and the funding dependency of the parent company whose predominant transactional currency is the Canadian dollar. Determining the Company's predominant economic environment requires significant judgment.

ii)	Going Concern

These financial statements have been prepared in accordance with IFRS on a going concern basis, which assumes the realization of assets and discharge of liabilities in the normal course of business within the foreseeable future. Management uses judgment to assess the Company’s ability to continue as a going concern and the existence of conditions that cast doubt upon the going concern assumption. It is management’s assessment that the going concern assumption is appropriate.

The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based in future occurrences.

iii)	Useful life of equipment

Each significant component of an item of equipment is depreciated over its estimated useful life. Estimated useful lives are determined based on current facts and past experience, and take into consideration the anticipated physical life of the asset, existing long-term sales agreements and contracts, current and forecasted demand, the potential technological obsolescence, and regulations.

International Eco Endeavors Corp.
Notes to Condensed Consolidated Interim Statements
As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013
(Unaudited - Expressed in Canadian Dollars)

3.	Significant Accounting Policies

The accounting policies applied by the Company in these condensed consolidated interim financial statements are the same as those applied by the Company in its consolidated financial statements as at and for the year ended March 31, 2013, except as stated below.

On January 1, 2013, the Company adopted new standards with respect to consolidations (IFRS 10), joint arrangements (IFRS 11), disclosure of interests in other entities (IFRS 12), fair value measurements (IFRS 13) and amendments to financial instruments disclosures (IFRS 7). The adoption of these standards had no impact on the amounts recorded in the consolidated financial statements as at December 31, 2013 or on the comparative periods.

4.	Prepaid Expenses

During the period ended December 31, 2013, the Company prepaid $112,120 as a deposit on the long term supply of raw materials, and grinding services. The contract is set to expire on September 30, 2014.

5.	Long-Term Debt

The Company issued a convertible financial instrument pursuant to a total borrowing facility of $2,000,000 Canadian dollars at an interest rate of 12% per annum to a single note holder. The convertible financial instrument is due on the 60th day after the Company becomes a public entity or closes a debt, equity or convertible financing. The debenture is convertible at a rate of $0.25 per share if the Company becomes a public entity. As the event is currently undeterminable at this time, the conversion feature has been assessed to have no fair value. The debt is secured by the first charge of the Company’s personal property. The Company pays the note holder a royalty of 3% of revenues in exchange for financial support and advisory services

6.	Share Capital

Authorized:

Unlimited common shares, no par value

International Eco Endeavors Corp.
Notes to Condensed Consolidated Interim Statements
As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013
(Unaudited - Expressed in Canadian Dollars)

6.	Share Capital (Continued)

Earnings Per Share:

Basic net income (loss) per share is calculated by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.

	December 31 2013	March 31 2013
Weighted average number of common shares	15,982,062	15,700,281

7.	Property, Plant, and Equipment

	Land	Building	Machinery	Total

Cost
Balance at April 1, 2013$	4,907	$499,366	$813,796	$1,318,069
Additions	-	-	17,674	17,674
Dispositions	-	-	(65,287)	(65,287)
Balance at December 31, 2013	4,907	499,366	766,183	1,270,456

Accumulated Depreciation
Balance at April 1, 2013	-	110,572	135,007	245,579
Depreciation for the period	-	48,199	144,251	192,450
Accumulated depreciation on disposed assets	-	-	(50,145)	(50,145)
Balance at December 31, 2013	-	158,771	229,113	387,884

Carrying amounts
As at December 31, 2013$	4,907	$340,595	$537,070	$882,572

8.	Related Parties and Loans Payable

The Company undertakes transactions with related parties that are generally on the same terms as those accorded to unrelated third parties. The Company completed transactions with, Emerald Power Consulting Inc. (“Emerald”), which has a common director and officer with the Company. During the nine month period the Company reimbursed office and administrative expenses to Emerald amounting to $45,699 (Year ended March 31, 2013 - $102,270). As at December 31, 2013, $43 (March 31, 2013 - $43) was included in accounts payable to Emerald. In addition as at December 31, 2013, an officer and director of the Company had advanced $84,189 to the Company which is included in loans payable.

International Eco Endeavors Corp.
Notes to Condensed Consolidated Interim Statements
As at and for the nine months ended December 31, 2013 and as at and for the year ended March 31, 2013
(Unaudited - Expressed in Canadian Dollars)

8.	Related Parties and Loans Payable (Continued)

Loans payable of $567,058 (March 31, 2013 - $159,864) is comprised of advances from arm’s length parties in the amount of $482,239 and the related party amount reported above. The loans payable are unsecured, non-interest bearing and have no fixed repayment terms.

9.	Royalty Payments

The Company is required to make royalty payments of 3% of revenues to the long-term note holder. These royalties are calculated on a quarterly basis. As of December 31, 2013 $48,316 is owed to the note holder (March 31, 2013 - $27,094).

In addition, the Company is required to make royalty payments of 10% of earnings before interest, taxes, depreciation, and amortization to an arms-length corporation in exchange for financial and advisory services. These royalties are calculated on a quarterly basis. As of December 31, 2013 $23,059 is owed to the Corporation (March 31, 2013 - $23,059).

10.	Supplemental Disclosure With Respect to Cash Flow

	9 MONTHS ENDED DECEMBER 31, 2013	YEAR ENDED MARCH 31, 2013

Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

There were no material non-cash investing and financing transactions for the 9 months ended December 31, 2013.